UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2018

WYTEC INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

 Nevada

(State or other jurisdiction of incorporation)

333-215496	46-0720717
(Commission File Number)	(I.R.S. Employer Identification No.)

19206 Huebner Road, Suite 202, San Antonio, Texas 78258

(Address of principal executive offices) (Zip Code)

(210) 233-8980

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_]	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).        Emerging growth company /_/

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   /_/

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2018, Wytec International, Inc., a Nevada corporation (“Wytec”), and Ms. Tina Bagley, a former director and vice president of operations of Wytec, entered into a Separation and Release Agreement pursuant to which Wytec agreed to provide the following to Ms. Bagley: (1) six weeks salary, (2) six months of health care benefits, three of which will be paid by Wytec, and (3) 25,000 common stock purchase warrants (the “Warrant”) exercisable until December 31, 2018 on a cashless basis at an exercise price of $5.00 per share (collectively, the “Severance Payment”). In consideration for the Severance Payment, Ms. Bagley agreed to release Wytec from any and all claims she may have against Wytec and its affiliates. Copies of the Separation and Release Agreement and the Warrant are included with the Report as Exhibits 10.1 and 4.1, respectively.

SECTION 9. FINANCIAL STATEMENTS, PRO FORMA FINANCIALS & EXHIBITS

(d)       Exhibits

4.1.       Warrant to be issued by Wytec International, Inc.

10.1       Separation and Release Agreement, executed on April 26, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WYTEC INTERNATIONAL, INC.

(Registrant)

Date: May 2, 2018

/s/ William H. Gray

William H. Gray, Chief Executive Officer